                                                                   EXHIBIT 10.13

                                                                  EXECUTION COPY

                        FIRST AMENDMENT TO SERIES 2002-A
                   SUPPLEMENT TO THE MASTER LEASE RECEIVABLES
                         ASSET-BACKED FINANCING FACILITY
               AGREEMENT AND CONSENT TO ASSIGNMENT OF 2002-A NOTE

         FIRST AMENDMENT TO SERIES 2002-A SUPPLEMENT TO THE MASTER LEASE RECEIVABLES ASSET-BACKED FINANCING FACILITY AGREEMENT AND CONSENT TO ASSIGNMENT OF 2002-A NOTE (this "Amendment"), made as of July 10, 2003, is entered into by and among MARLIN LEASING CORPORATION ("MLC"), individually, and as the Servicer, MARLIN LEASING RECEIVABLES CORP. II ("MLRC"), as the Obligors' Agent, MARLIN LEASING RECEIVABLES II LLC, as the Obligor, ABN AMRO BANK N.V. ("ABN AMRO"), as the successor Agent, and WELLS FARGO BANK MINNESOTA, N.A. ("Wells Fargo"), as the Trustee, and is consented to and acknowledged by MBIA INSURANCE CORPORATION ("MBIA"), as Series Support Provider, and NATIONAL CITY BANK ("Nat City"), as the retiring Agent. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Supplement (as defined below).

                                 R E C I T A L S

         WHEREAS, certain of the parties hereto and various financial institutions names therein, as the banks, have entered into that certain Note Purchase Agreement, dated as of April 1, 2002 (such agreement as amended, modified, restated, replaced, waived, substituted, supplemented or extended, the "Note Purchase Agreement"); and

         WHEREAS, MLC, in its capacity as the Servicer, MLRC, in its capacity as the Obligors' Agent, and Wells Fargo, in its capacities as Trustee and Back-Up Servicer, entered into that certain Master Lease Receivables Asset-Backed Facility Agreement, dated as of April 1, 2002 (such agreement as amended, modified, restated, replaced, waived, substituted, supplemented or extended, the "Master Agreement"), which Master Agreement was amended and supplemented by the Series 2002-A Supplement to the Master Agreement dated as of April 1, 2002 among certain of the parties hereto (such agreement as amended, modified, restated, replaced, waived, substituted, supplemented or extended, the "Supplement"); and

         WHEREAS, the parties hereto desire to amend the Supplement in certain respects as provided herein;

         NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. AMENDMENTS.

         (a) The Supplement and the Series 2002-A Related Documents are hereby amended by (i) deleting all references therein to "North Coast Funding LLC" and replacing them with "Amsterdam Funding Corporation", (ii) deleting all references therein to "National City Bank" and replacing them with "ABN AMRO Bank N.V.", and (iii) deleting all references therein to "National City" and replacing them with "ABN AMRO".

         (b)      Clause (ii) of the definition of "Base LIBO Rate" in Section
2.01 of the Supplement is hereby amended and restated in its entirety as follows:

                  (ii) if no such rate appears on Telerate page 3750 at such time and day, then the LIBO Rate shall be determined by ABN AMRO at its office in Chicago, Illinois as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits (or such lessor period of time as determined by the Agent to be appropriate, in the event that the LIBO rate is to be determined for a portion of an Interest Period ) in United States Dollars are being, having been, or would be offered or quoted by ABN AMRO to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Chicago, Illinois time) on such day for a period equal to such Interest Period (or portion thereof).

         (c) The definition of "Breakage Costs" in Section 2.01 of the Supplement is hereby amended and restated in its entirety as follows:

                  "Breakage Costs " means, for each Owner for each funding period, to the extent that an Owner is funding the maintenance of its investment in Series 2002 - A Notes during such funding period through the issuance of Commercial Paper or at the LIBO Rate (or, in the case of a requested Advance not made by such Owner for any reason other than its default, scheduled to be funded), during which such investment is reduced (in whole or in part) prior to the end of the period for which it was originally scheduled to remain outstanding (the amount of such reduction in such investment or such funding being referred to as the "Allocated Amount"), the excess of (a) the discount or interest that would have accrued on the Allocated Amount during the remainder of such funding period if such reduction had not occurred over (b) the income, if any, scheduled to be received by such Owner from investing the Allocated Amount for the remainder of such funding period in a commercially reasonable manner.

         (d) The definition of "Business Day" in Section 2.01 of the Supplement is hereby amended by deleting the words "Cleveland, Ohio" therein and replacing them with "Chicago, Illinois".

         (e) The definition of "Federal Funds Rate" in Section 2.01 of the Supplement is hereby amended and restated in its entirety as follows:

                  "Federal Funds Rate" means for any day the greater of (i) the average rate per annum as determined by ABN AMRO at which overnight Federal funds are offered to ABN AMRO for such day by major banks in the interbank market, and (ii) if ABN AMRO is borrowing overnight funds from a Federal Reserve Bank that day, the average rate per annum at which such overnight borrowings are made on that day. Each determination of the Federal Funds Rate by ABN AMRO shall be conclusive and binding except in the case of manifest error.

         (f) The definition of "Fee Letter" in Section 2.01 of the Supplement is hereby amended and restated in its entirety as follows:

                  "Fee Letter" means that certain letter agreement dated as of July 10, 2003 by and among the Obligor, the Obligors' Agent and the Agent, as it may be amended or modified and in effect from time to time.

         (g) The definition of "Liquidity Agreement" in Section 2.01 of the Supplement is hereby amended and restated in its entirety as follows:

                  "Liquidity Agreement" shall mean the liquidity agreement dated as of July 10, 2003 among Amsterdam Funding Corporation, the liquidity banks named therein, and ABN AMRO, as the liquidity agent, as amended from time to time.

         (h) Section 2.01 of the Supplement is hereby amended to add the following defined term immediately after the defined term "Liquidity Agreement":

                  "Liquidity Expiration Date" shall mean July 9, 2004.

         (i) The definition of "Maximum Series Limit" in Section 2.01 of the Supplement is hereby amended and restated in its entirety as follows:

                  "Maximum Series Limit" means:

                  (i) during the period from the Series Closing Date to July 9, 2004, $75,000,000; and

                  (ii) during the period from July 10, 2004 to July 9, 2005, upon the prior written consent of the Series Support Provider and the Agent, $100,000,000 (or, if such consent is not forthcoming, then $75,000,000).

         (j) The definition of "Prime Rate" in Section 2.01 of the Supplement is hereby amended and restated in its entirety as follows:

                  "Prime Rate" means, for any period, the daily average during such period of the floating commercial loan rate per annum of ABN AMRO (which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by ABN AMRO) announced from time to time as its prime rate or equivalent for Dollar loans in the USA, changing as and when said rate changes.

         (k) The definition of "Series 2002-A Base Rate" in Section 2.01 of the Supplement is hereby amended and restated in its entirety as follows:

                  "Series 2002-A Base Rate" means, on any date, a fluctuating rate per annum equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 0.75%.

         (l)      Clause (i) of the definition of "Termination Date" in Section
2.01 of the Supplement is hereby amended and restated as follows:

                  (i) July 9, 2005, or such later date as the parties (with the express written consent of the Agent and Series Support Provider) may hereafter agree in accordance with Section 4.01(i),

         (m)      Clause (vii) of the definition of "Termination Date" in
Section 2.01 of the Supplement is hereby amended and restated as follows:

                  (vii) the Liquidity Expiration Date.

         (n) Section 4.01 of the Supplement is hereby amended by adding the following as a new clause (j) thereunder:

                  (j) The Obligors' Agent may, not earlier than one hundred twenty (120) days prior to the Liquidity Expiration Date, by written notice to the Agent and the Liquidity Provider, make request for the Liquidity Provider to extend the Liquidity Expiration Date for an additional period of no more than 364 days on terms reasonably acceptable to Obligor's Agent. The Liquidity Provider shall make a determination, in its sole and absolute discretion, not less than sixty
         (60) days after receipt of such request as to whether or not it will agree to the extension requested. The failure of the Liquidity Provider to provide timely notice of its decision to the Obligor's Agent shall be deemed to constitute a refusal by the Liquidity Provider to extend the Liquidity Expiration Date.

         (o) The definitions of "Broker/Vendor Concentration Amount", "Equipment Concentration Amount", "Government Concentration Amount", "State Concentration Amount" and "User Concentration Amount" in Section 2.01 are all hereby amended by deleting all references to "Net Investment" contained therein and replacing them with "aggregate Contract Principal Balance of all Series 2002-A Contracts which are Eligible Contracts".

         (p) Section 5.01(p) of the Supplement is hereby amended by deleting all references to "Ratio" contained therein and replacing them with "Rate".

         (q) Section 5.01(t) of the Supplement is hereby amended by deleting the colon after the word "quarter" and deleting "(i)" immediately preceding the word "is".

         (r) Section 5.01 of the Supplement is hereby amended by adding the following as a new clause (dd) thereunder (provided, however, that such amendment shall in no way amend or otherwise alter the definition of "Overconcentration Amount") :

                  (dd)     as of any date of determination, the
         Overconcentration Amount exceeds $50,000, and such amount is not reduced to below $50,000 within thirty (30) days of such date of determination;

         (s) Section 5.02(a) of the Supplement is hereby amended by inserting the word "any" immediately preceding the word "Event" in the first line thereof.

         (t) Section 7.01 of the Supplement is hereby amended by deleting the last sentence thereof and replacing it with the following:

                  All notices, demands and requests to the Agent pursuant to the Master Agreement or this Series 2002-A Supplement, in each case, be in writing and shall be deemed duly given if personally delivered at, mailed by overnight courier to, or sent by facsimile transmission to ABN AMRO Bank N.V., Global Financial Markets-Asset Securitization, 135 South LaSalle Street, Suite 725, Chicago, Illinois 60674, Fax 312.904.4028, or at such other address or facsimile number as shall be designated by the Agent in a written notice to each party hereto.

         (u) The following is hereby added to the Supplement immediately after Section 7.09 as a new Section 7.10:

                  Section 7.10. Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money for Amsterdam Funding Corporation, not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause Amsterdam Funding Corporation to invoke, the process of any Governmental Authority for the purpose of (a) commencing or sustaining a case against Amsterdam Funding Corporation under any federal or state bankruptcy, insolvency or similar law (including the Federal Bankruptcy Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Amsterdam Funding Corporation, or any substantial part of its property, or (c) ordering the winding up or liquidation of the affairs of Amsterdam Funding Corporation.

         SECTION 2. SUPPLEMENT IN FULL FORCE AND EFFECT AS AMENDED. Except as specifically amended hereby, all provisions of the Supplement shall remain in full force and effect. After this Amendment becomes effective, all references to "hereof," "herein," or words of similar effect referring to the Supplement shall be deemed to mean the Supplement as amended hereby. This Amendment shall not constitute a novation of the Supplement, but shall constitute an amendment thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Supplement, the Master Agreement or the Note Purchase Agreement other than as set forth herein.

         SECTION 3. REPRESENTATIONS. Each of the parties hereto represent and warrant as of the date of this Amendment as follows: (a) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized; (b) this Amendment has been duly executed and delivered by it; and
(c) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         SECTION 4. CONSENT TO ASSIGNMENT. Each party to this Amendment hereby consents to the assignment of the Series 2002-A Note by National City Bank to ABN AMRO Bank N.V., as Agent for the Purchasers. Each party to this Amendment hereby agrees and acknowledges that, immediately upon the assignment of the Series 2002-A Note by National City to ABN AMRO Bank N.V. (as Agent for the Purchasers), the Amendment No. 1 to Series 2002-A Supplement to the Master Lease Receivables Asset-Backed Financing Facility Agreement and Consent to Assignment of 2002-A Note dated as of September 27, 2002 shall, by its terms (i.e., Section 6(a) thereof), automatically become null and void and shall no longer be in force or effect.

         SECTION 5. CONSENT TO SUCCESSOR AGENT. Pursuant to Section 8.07 of the Note Purchase Agreement (i) upon the direction of Amsterdam Funding Corporation as the Purchaser, Nat City has resigned as Agent and (ii) Amsterdam Funding Corporation has appointed ABN AMRO as Agent and ABN AMRO has accepted such appointment. Each party to this Amendment hereby consents to the appointment of ABN AMRO as the Agent.

         SECTION 6. WAIVER OF NOTICE. Each of the parties, by its execution of this Amendment, waives any prior notice pursuant to Section 7.05 of the Supplement, Section 9.01 of the Note Purchase Agreement and any and all other notice provisions contained within the documents executed in connection with the issuance of the Series 2002-A Note.

         SECTION 7. MISCELLANEOUS.

         (a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

         (b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         (c) This Amendment may not be amended or otherwise modified except as provided in the Supplement.

         (d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

         (e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

         (f) This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

         (g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

            [The Remainder Of This Page Is Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          MARLIN LEASING CORPORATION, in its
                                          individual capacity and as Servicer

                                          By:___________________________________
                                             Name:  George D. Pelose
                                             Title: Senior Vice President

                                          MARLIN LEASING RECEIVABLES CORP. II,
                                          as the Obligors' Agent

                                          By:___________________________________
                                             Name:  George D. Pelose
                                             Title: Vice President

                                          MARLIN LEASING RECEIVABLES II, LLC, as
                                          the Obligor

                                          By: MARLIN LEASING RECEIVABLES
                                              CORP II, as Managing Member

                                              By:_______________________________
                                                 Name:  George D. Pelose
                                                 Title: Vice President

                                          ABN AMRO BANK N.V., as Agent (and
                                          Liquidity Provider with respect to
                                          Section 4.01(j) only)

                                          By:___________________________________
                                             Name:
                                             Title:

                                          By:___________________________________
                                             Name:
                                             Title:

                                             Address: Structured Finance
                                                      Asset Securitization
                                                      135 S. LaSalle Street,
                                                      Suite 725
                                                      Chicago, IL 60603

                                                      Attention: Lender
                                                      Agent-Amsterdam
                                                      Telephone: (312) 904-6515
                                                      Fax: (312) 904-4350

                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION, as Trustee

                                          By:___________________________________
                                          Name:
                                          Title:

                                          CONSENTED TO AND ACKNOWLEDGED BY:

                                          MBIA INSURANCE CORPORATION

                                          By:___________________________________
                                          Name:
                                          Title:

                                          CONSENTED TO AND ACKNOWLEDGED BY:

                                          NATIONAL CITY BANK

                                          By:___________________________________
                                          Name:
                                          Title: